Exhibit 99.1

Affinity Media International Corp.
(A Development Stage Enterprise)
Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Affinity Media International Corp.

We have audited the accompanying balance sheets of Affinity Media International Corp. (a development stage enterprise) (the “Company”) as of June 9, 2006 and December 31, 2005, and the related statements of operations, changes in stockholders’ (deficit) equity, and cash flows for the periods January 1, 2006 to June 9, 2006, August 12, 2005 (inception) to December 31, 2005 and August 12, 2005 (inception) to June 9, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Affinity Media International Corp. (a development stage enterprise) as of June 9, 2006 and December 31, 2005 and the results of its operations and its cash flows for the periods January 1, 2006 to June 9, 2006, August 12, 2005 (inception) to December 31, 2005 and August 12, 2005 (inception) to June 9, 2006 in conformity with United States generally accepted accounting principles .

/s/ Marcum & Kliegman LLP
 New York, New York
June 9, 2006

Affinity Media International Corp.
(A Development Stage Enterprise)
BALANCE SHEETS

	June 9, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash	$184,714	$105,641
Cash held in trust	15,780,000	-
Cash held in trust - restricted	720,000	-

Total Current Assets	16,684,714	105,641

Deferred offering costs	-	141,356

Total Assets	$16,684,714	$246,997

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accrued expenses	$-	$14,352
Other current liabilities (See Note 3)	720,000	-

Total current liabilities	720,000	14,352

Notes payable - related parties	-	235,000

Total Liabilities	720,000	249,352

Common stock subject to possible redemption, 749,700
shares at conversion value	4,318,272	-

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock - $.0001 par value; 1,000,000 shares
authorized; none issued or outstanding	-	-
Common stock - $.0001 par value; 15,000,000 shares
authorized; 3,750,000 shares issued and outstanding,
(which includes 749,700 shares subject to possible
conversion), as adjusted; and 750,000 shares issued
and outstanding	300	75
Additional paid-in capital	11,731,288	24,925
Deficit accumulated during the development stage	(85,146)	(27,355)
Total stockholders’ equity (deficit)	11,646,442	(2,355)
Total Liabilities and Stockholders’ Equity (Deficit)	$16,684,714	$246,997

The accompanying notes are an integral part of these financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

		For the period
		from	For the period
	For the period	August 12, 2005	from
	from	(Inception)	August 12, 2005
	January 1	through	(Inception)
	through June 9,	December 31,	through June 9,
	2006	2005	2006

EXPENSES

Formation and operating costs	$57,791	$27,355	$85,146

NET LOSS	$(57,791)	$(27,355)	$(85,146)

Basic and diluted loss per common share	$(0.07)	$(0.04)

Weighted average common shares ,
basic and diluted	810,940	750,000

The accompanying notes are an integral part of these financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
For the Period from August 12, 2005 (Inception) to June 9, 2006

				Deficit	Total
			Additional	during the	Stockholders'
	Common stock		Paid-In	Development	(Deficit)
	Shares	Amount	Capital	Stage	Equity

Common stock issued on
August 12, 2005 at $0.033 per share (1)	750,000	$75	$24,925	$-	$25,000

Net loss for the period August 12, 2005
(Inception) to December 31, 2005	-	-	-	(27,355)	(27,355)

Balance at December 31, 2005	750,000	75	24,925	(27,355)	(2,355)

Sale of 250,000 units, net of
underwriters’ discount, on May 9, 2006 at $6.00 per share	250,000	25	1,364,975	-	1,365,000

Sale of 2,750,000 units, net of
underwriters’ discount and offering
expenses (includes 749,700 shares
subject to conversion) on June 9, 2006 at $6.00 per share	2,750,000	275	14,659,485	-	14,659,760

Proceeds subject to possible
conversion of 749,700 shares at $5.76 per share	(749,700)	(75)	(4,318,197)	-	(4,318,272)

Proceeds from issuance of option	-	-	100	-	100

Net loss for the period January 1, 2006
to June 9, 2006	-	-	-	(57,791)	(57,791)

Balance at June 9, 2006	3,000,300	$300	$11,731,288	$(85,146)	$11,646,442

(1)	Share amounts have been restated to reflect a stock dividend, effected on February 13, 2006, of 0.2 shares of common stock for each outstanding share of common stock at December 31, 2005.

The accompanying notes are an integral part of these financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

	For the period	For the period from	For the period from
	from January 1	August 12, 2005	August 12, 2005
	through June 9,	(Inception) through	(Inception) through
	2006	December 31, 2005	June 9, 2006
Cash Flows From Operating Activities
Net loss	$(57,791)	$(27,355)	$(85,146)
Adjustments to reconcile net loss to net
cash (used in) provided by operating activities:
Accrued expenses	(14,352)	14,352	-
Net cash (used in) operating activities	(72,143)	(13,003)	(85,146)

Cash Flows From Investing Activities
Cash held in trust fund	(15,780,000)	-	(15,780,000)
Cash held in trust fund - restricted	(720,000)	-	(720,000)
Net cash used in investing activities	(16,500,000)	-	(16,500,000)

Cash Flows From Financing Activities
Proceeds from the sale of common stock	-	25,000	25,000
Proceeds from note payable-related party	-	235,000	235,000
Gross proceeds of private offering	1,500,000	-	1,500,000
Gross proceeds of public offering	16,500,000	-	16,500,000
Payments of costs of public and private offering
and deferred offering costs	(1,113,884)	(81,356)	(1,195,240)
Repayment of advance from founding
stockholder	-	(60,000)	(60,000)
Repayment of notes payable-related party	(235,000)	-	(235,000)
Proceeds from issuance of stock option	100	-	100
Net cash provided by financing activities	16,651,216	118,644	16,769,860

Net Increase in Cash	79,073	105,641	184,714

Cash - Beginning of the Period	105,641	-	-

Cash - End of the Period	$184,714	$105,641	$184,714

The accompanying notes are an integral part of these financial statements.

Affinity Media International Corp.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

For the period	For the period from	For the period from
from January 1	August 12, 2005	August 12, 2005
through June 9,	(Inception) through	(Inception) through
2006	December 31, 2005	June 9, 2006
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-Cash Investing and Financing Activities:
Deferred offering cost advanced from founding
stockholders	$-	$60,000	$60,000

Accrual of other current liability for offering costs	$720,000	$-	$720,000

The accompanying notes are an integral part of these financial statements.

AFFINITY MEDIA INTERNATIONAL CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Organization, Business and Operations

Affinity Media International Corp. (a development stage enterprise) (“Affinity” or the “Company”) was incorporated in Delaware on August 12, 2005 as a blank check company whose objective is to acquire an operating business or businesses in the publishing industry located in the United States.

At June 9, 2006, the Company had not yet commenced any operations. All activity through June 9, 2006 relates to the Company’s formation and the completion of the public offering described below. The Company has selected December 31 as its fiscal year-end. The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

The registration statement of the Company’s initial public offering (“Public Offering”) was declared effective on June 5, 2006. The Company consummated the Public Offering on June 9, 2006 and received net proceeds of approximately $14,660,000, after reserving $720,000 for contingent underwriting compensation which is included in other current liabilities. Prior to the Public Offering, the Company consummated a private placement (“Private Placement”) and received net proceeds of $1,365,000. Both the Public Offering and the Private Placement are discussed in Note 3.

Substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating a business combination with an operating business or businesses in the publishing industry (“Business Combination”). Pursuant to the agreement with the Underwriter (see Note 3), the Company’s initial Business Combination must be with a business or businesses having a collective fair market value, as determined by the board of directors of the Company, equal to at least 80% of the Company’s net assets at the time of such acquisition. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. An amount of $16,500,000 of the net proceeds from the Public Offering and Private Placement, will be held in a trust account (“Trust Account”) and invested in government securities until the earlier of the consummation of the Company’s first Business Combination or the Company’s dissolution and liquidation of the Trust Account to the Company’s Public Stockholders (as defined below) as part of any plan of dissolution and liquidation approved by a majority of the Company’s stockholders. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting expenses, as well as due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business or businesses, will submit such transaction for stockholder approval. All of the Company’s stockholders prior to the Public Offering and the Private Placement, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their founding shares of Common Stock, par value $.0001 (“Common Stock”) consisting of 750,000 shares owned at June 9, 2006, in accordance with the vote of the majority in interest of the Public Stockholders (see below) of the Company with respect to any Business Combination. One of the Founding Stockholders and two non-affiliated accredited investors have agreed that the shares of Common Stock they acquired through the Private Placement prior to the Public Offering, consisting of 250,000 shares of Common Stock and any other shares acquired in the aftermarket, will be voted in favor of the Business Combination. The Company will proceed with a Business Combination only if a majority of the shares of Common Stock included in the units sold in the Public Offering and the Private Placement and cast at the meeting are voted in favor of the Business Combination, and Public Stockholders (see below) owning 27.26% or a lesser amount of the shares issued in the Public Offering exercise their conversion rights, as described below, and provided further, that the board of directors and officers of the Company may, in the exercise of their business judgment, stipulate any percentage lower than 27.26% as a condition to the closing of a Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

AFFINITY MEDIA INTERNATIONAL, CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Organization, Business and Operations, continued

The holders of the Company’s shares of Common Stock issued in connection with the Public Offering or acquired in the aftermarket, excluding shares held by the Company’s officers and directors, their nominees or designees, shares held by the two non-affiliated accredited investors, all of which were acquired in the Private Placement and also excluding the shares acquired prior to the Public Offering and the Private Placement, represent the shares held by the public stockholders (“Public Stockholders”). Pursuant to the Company’s amended and restated Certificate of Incorporation, with respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash. The per share conversion price will be equal to the original purchase price of the Units issued in the Public Offering (See Note 3). Accordingly, Public Stockholders holding up to 27.26% of the number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

The Company’s amended and restated certificate of incorporation filed on May 23, 2006 provides for mandatory liquidation of the Trust Account to the Company’s Public Stockholders in connection with a dissolution approved by a majority of the Company’s stockholders in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. All of the Company’s Founding Stockholders and the stockholders who acquired shares of Common Stock in the Private Placement have agreed to vote such shares and any shares of Common Stock acquired in the Public Offering or in the aftermarket in favor of a plan of dissolution and liquidation. In the event of the liquidation of the Trust Account in connection with the Company’s dissolution approved by a majority of the Company’s stockholders, the per share value of the residual assets remaining available for distribution (including Trust Fund assets) is expected to be equal to the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Public Offering discussed in Note 3).

Effective February 13, 2006, the Company issued a stock dividend (See Note 10).

NOTE 2 - Summary of Significant Accounting Policies

Concentrations of Credit Risk - Cash

The Company maintains its cash with various financial institutions, which may exceed Federally insured limits throughout the period.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $34,058. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 9, 2006.

The effective tax rate differs from the statutory rate of 34% due to the affects of state income taxes and the increase in the valuation allowance.

AFFINITY MEDIA INTERNATIONAL, CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of Common Stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - Public Offering and Private Placement

On June 9, 2006, the Company sold to the public 2,750,000 units (“Units”) at $6.00 per Unit, for a total of $16,500,000. An additional 412,500 Units may be sold as over-allotments, if any, in the 45-day period after the effective date of June 5, 2006. Each Unit consists of one share of the Company’s Common Stock and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of Common Stock at an exercise price of $5.00. Each Warrant shall become exercisable commencing upon the later of the completion of a Business Combination with a target business or one year from the effective date of the Public Offering and shall expire four years from the effective date of the Public Offering. The Warrants will be redeemable, in whole and not in part, at a price of $.01 per Warrant upon thirty (30) days prior written notice at any time after the Warrants become exercisable, only in the event that the average closing sales price of the Common Stock equals or exceeds $8.50 per share for any 20 trading days within a thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given.

Prior to the Public Offering, one of the Founding Stockholders and two non-affiliated accredited investors purchased from the Company in the Private Placement, an aggregate of 250,000 Units at $6.00 per Unit, for a total of $1,500,000. These Units consist of the same Common Stock and Warrants as offered by the Company in the Public Offering. The shares and Warrants comprising the Private Placement units may not be sold, assigned or transferred until after the Company consummates a Business Combination. Thereafter, under certain conditions, the shares held by the Founding Stockholders, including the shares acquired through the Private Placement by one of the Founding Stockholders and two non-affiliated accredited investors, include certain piggyback and other registration rights that may be demanded by those stockholders.

If, at any time within five years of a Business Combination, the Company’s publicly-traded Common Stock reaches a volume weighted average trading price of $6.60 per share for each day during any five day period, the Company’s Chief Executive Officer, President and Chief Operating Officer, so long as they are either an officer, employee or consultant to the Company, will be granted warrants allowing them to purchase 200,000 shares, in the aggregate, of the Company’s Common Stock at an exercise price of $.10 per share.  If, at any time within five years of a Business Combination, the Company’s publicly-traded Common Stock reaches a volume weighted average trading price of $7.20 per share for each day during any five day period these same officers, so long as they are either an officer, employee or consultant to the Company, will be granted warrants allowing them to purchase an additional 227,000 shares, in the aggregate, of the Company’s Common Stock at an exercise price of $.10 per share.  All such warrants will be exercisable for a period of five years from the date on which they are granted.

AFFINITY MEDIA INTERNATIONAL, CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Public Offering and Private Placement, continued

The underwriting agreement with Maxim Group LLC (“Underwriter”) provided for the payment at closing of an underwriting discount of 4% of the public offering price and a non-accountable expense allowance of 1% of the public offering price. In addition, the agreement with the Underwriter provides for the payment of additional underwriting compensation in the amount of 4% of the public offering price on the shares issued in connection with the Private Placement and the Public Offering, payable upon consummation of a Business Combination and then only with respect to those units as to which the component shares have not been converted and funds returned to the investor. Accordingly, at June 9, 2006, the Company has recorded funds received of $720,000 as cash held in trust-restricted, and the corresponding obligation of $720,000 has been recorded as other current liability. In connection with this obligation, the Underwriter has agreed to forfeit this contingent underwriting compensation in the event a Business Combination is not consummated. Pursuant to the agreement with the Underwriter, the Company has agreed to engage, for a period of two years from the date of the prospectus, a designee of the Underwriter as an advisor to its board of directors. In addition, the Company has engaged the Underwriter, on a non-exclusive basis, as the Company’s agent for the solicitation of the exercise of the Warrants. The Company has agreed to pay the Underwriter a commission equal to 3% of the exercise price for each Warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the Underwriter.

The Company has also issued on June 9, 2006, to Maxim Group LLC and Legend Merchant Group, Inc., in the aggregate, for $100, an option to purchase up to a total of 192,500 Units at $6.60 per Unit (the “Unit Purchase Option”). The Units issuable upon the exercise of this option are identical to those offered in the Public Offering except that the exercise price of the Units underlying such purchase option is $6.60 per Unit. The Unit Purchase Option is exercisable on the later of the consummation of a Business Combination or one year after the effective date of the Public Offering. The Company shall account for the fair value of the Unit Purchase Option, inclusive of the receipt of the $100 cash payment, as a cost of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this Unit Purchase Option is approximately $686,920 ($3.57 per Unit), as of June 9, 2006, using a Black-Scholes option-pricing model. The fair value of the Unit Purchase Option is estimated as of the date of grant using the following assumptions: (1) expected volatility of 69.44%, (2) risk-free interest rate of 4.95%, (3) a dividend rate of 0% and (4) expected life of 5 years.

NOTE 4 - Deferred Offering Costs

Deferred offering costs consist principally of underwriting fees, legal registration and Blue Sky fees incurred through June 9, 2006 that are related to the Public Offering and Private Placement, described in Note 3. There costs were charged to additional paid-in capital upon the consummation of the Public Offering on June 9, 2006.

NOTE 5 - Notes Payable - Related Party

The Company had notes payable aggregating $235,000 from American Consulting Corp., an affiliate of one of the Founding Stockholders, and from another of the Founding Stockholders, both of whom are also officers of the Company. Such parties have agreed that such loans are non-interest bearing. The Company repaid these notes in full on June 9, 2006.

AFFINITY MEDIA INTERNATIONAL, CORP.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Related Parties

Prior to the formation of the Company, affiliates of Peter Engel, one of the Company’s Founding Stockholders, paid certain of the Company’s legal costs aggregating $60,000, which were recorded as deferred offering costs and upon June 9, 2006 have been charged to additional paid-in capital. During the period August 12, 2005 (Inception) to December 31, 2005, the Company repaid this amount to the affiliates.

NOTE 7 - Common Stock

The Company was originally authorized to issue 50,000,000 shares of Common Stock. On March 30, 2006, the Company’s Board of Directors reduced to 15,000,000 the number of shares of Common Stock that the Company is authorized to issue. On August 12, 2005, the Company issued 750,000 shares (as restated for the stock dividend during February 2006) for $25,000 in cash, or $0.03 per share. On May 9 and June 9, 2006, the Company issued 250,000 and 2,750,000 shares of Common Stock in connection with a Private Placement and a Public Offering, respectively (See Note 3).

NOTE 8 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 9 - Commitments

The Company presently occupies office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on June 9, 2006 the closing of the Public Offering. Upon completion of a Business Combination or the distribution of the trust account to the Public Stockholders, the Company will no longer be required to pay this monthly fee.

After the consummation of a Business Combination, the Company expects to pay two of the Company’s directors, Mr. Arthur and Mr. Jaffe, $100,000 each in director’s fees for services to be provided in their capacity as directors in the one year following such Business Combination, should they agree to remain on the Company’s board of directors and if the Company’s stockholders approve such payments. Additionally, as part of their compensation as directors, the Company is considering issuing both Mr. Arthur and Mr. Jaffe options to purchase shares of the Company’s Common Stock upon consummation of a Business Combination and implementation of a stock option plan, should they agree to remain on the Company’s board of directors. The Company has not yet entered into any formal agreements with regard to these matters. If the Company does enter into such formal agreements with Mr. Arthur and Mr. Jaffe, at the time that such agreements become operative, Messrs. Arthur and Jaffe may no longer qualify as independent directors on the Company’s board of directors, and if necessary, the Company would need to locate additional directors to serve as independent directors on its board of directors.

NOTE 10 - Stock Dividend

Effective February 13, 2006, the Company’s Board of Directors authorized a stock dividend of .2 shares of Common Stock for each outstanding share of Common Stock as of December 31, 2005. All references in the accompanying financial statements to the number of shares of Common Stock have been retroactively restated to reflect the stock dividend.